As filed with the Securities and Exchange Commission on September 13, 2001
                                                          Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                                ----------------
                               INFICON Holding AG
             (Exact Name of Registrant as Specified in its Charter)

          Switzerland                                        Not Applicable
(State or Other Jurisdiction of                             (I.R.S. Employer
Incorporation or Organization)                           Identification Number)


                                      3823
                           Primary Standard Industrial
                           Classification Code Number
                    (Address of Principal Executive Offices)

                               INFICON Holding AG
                            IPO Leveraged Share Plan
                            (Full Title of the Plan)

                                ----------------
                                  INFICON Inc.
                              Two Technology Place
                          East Syracuse, New York 13057
                            Attention: Peter G. Maier
                     (Name and Address of Agent for Service)


                                 (315) 434-1100
          (Telephone Number, Including Area Code, of Agent for Service)


                                ----------------

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================
                                                              Proposed           Proposed
           Title of                      Amount                Maximum            Maximum          Amount of
       Securities to Be                   to be            Offering Price        Aggregate        Registration
          Registered                   Registered           per Share(1)      Offering Price          Fee
-----------------------------------------------------------------------------------------------------------------
Ordinary Shares, par value CHF             118,415            $135.63            $16,060,626.45    $4,015.16
10 per share (2)                             6,585            $ 78.67            $   518,041.95    $  129.51
                                           -------                                                 ---------
                                    Total  125,000                                         Total   $4,144.67
=================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee. The estimate is made pursuant to Rule 457 under the Securities Act of 1933, as amended, and is based upon the average high and low prices for the Ordinary Shares quoted on the Swiss Stock Exchange on September 12, 2001 and on an exchange rate of $0.60277 to CHF 1, the noon buying rate in New York City for cable transfers payable in Swiss francs as certified for customs purposes by the Federal Reserve Bank of New York on September 13, 2001.

(2) Subject to the discretion of the board of directors of Inficon Holding AG, the Ordinary Shares registered hereby may be represented by American Depositary Shares evidenced by American Depositary Receipts, at a ratio of one tenth of one Ordinary Share for each American Depositary Share, which American Depositary Shares have been registered on October 19, 2000 pursuant to a separate Registration Statement on Form F-6 (Registration Statement No. 333-12708).


                         Exhibit Index Appears on Page 7

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*
















----------
* Information required by Part I to be included in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act") and the "Note" to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

                  The following documents, filed with the Securities and Exchange Commission (the "Commission") by INFICON Holding AG (the "Registrant") are incorporated by reference in this Registration Statement:

                  (i) Registration Statement on Form F-1, as amended (Registration No. 333-12706, the "Form F-1") Filed with the Commission on October 23, 2000;

                  (ii) Registration Statement on Form F-6 (Registration Statement No. 333-12708) Filed with the Commission on October 19, 2000;

                  (iii) the Registrant's Annual Report on Form 20-F (SEC File No. 000-30980) for the year ended December 31, 2000, filed with the Commission on April 2, 2001; and

                  (iv) the Registrant's Interim Reports on Form 6-K (SEC File No. 000-30980) filed on March 8, 2001, May 4, 2001 and May 15, 2001,
         July 26, 2001 and August 9, 2001.

                  To the extent designated therein, certain Reports on Form 6-K and all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c) and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.  Description of Securities.

                  Not applicable.

Item 5.  Interests of Named Experts and Counsel.

                  Not applicable.

Item 6.  Indemnification of Directors and Officers.

                  Neither our articles of incorporation nor Swiss law provide indemnification for officers and directors. INFICON Holding AG has purchased directors and officers liability insurance in an amount of CHF 30,000,000.

Item 7.  Exemption from Registration Claimed.

                  Not applicable.

Item 8.  Exhibits.

                  See "Index to Exhibits" on page 7.

Item 9.  Undertakings.

                  (a) The undersigned Registrant hereby undertakes:

                  (i) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                  (ii) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Syracuse, New York on the 11th day of September, 2001.

                                                 INFICON HOLDING AG


                                        By:      /s/ James L. Brissenden
                                           -------------------------------------
                                            Name:     James L. Brissenden
                                            Title:    Chief Executive Officer,
                                                      President and Director

                                POWER OF ATTORNEY

                  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Brissenden, President, Chief Executive Officer and Director, and Peter G. Maier, Vice President and Chief Financial Officer and each of them jointly and severally, with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full and several power of substitution, for him and his name, place and stead, in any and all capacities, to sign this Registration Statement, any or all amendments, including post-effective amendments, and supplements to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 11th day of September, 2001.

           Signature                                      Title
           ---------                                      -----


/s/ James L. Brissenden                    Chief Executive Officer, President
----------------------------------                      and Director
James L. Brissenden

/s/ Peter G. Maier                         Vice President and Chief Financial
----------------------------------                        Officer
Peter G. Maier

/s/ Paul Choffat                                          Director
----------------------------------
Paul Choffat

/s/ John J. Grad                                          Director
----------------------------------
John J. Grad

/s/ Kurt Muck                                             Director
----------------------------------
Kurt Muck

           Signature                                      Title
           ---------                                      -----


/s/ Paul E. Otth                                          Director
----------------------------------
Paul E. Otth

/s/ Thomas Staehelin                                      Director
----------------------------------
Thomas Staehelin

/s/ Karsten Ottenberg                                     Director
----------------------------------
Karsten Ottenberg

Authorized Representative in the
 United States

/s/ Peter G. Maier                         Vice President and Chief Financial
----------------------------------                        Officer
Peter G. Maier

                                INDEX TO EXHIBITS


       Exhibit                       Description of Document
       Number

          4.1 Form of Deposit Agreement, dated as of November 8, 2000, among the Registrant, The Bank of New York, as depositary, and the owners and beneficial owners from time to time of American Depositary Receipts, including the form of American Depositary Receipt (Incorporated by reference to the Registrant's Annual Report on Form 20-F for the fiscal year ended December 31, 1999, which was filed with the Commission on April 2, 2000)

          4.2 Inficon Holding AG IPO Leveraged Share Plan (Incorporated by reference to the Registrant's Registration Statement on Form F-1 (No. 333-12706) filed with the Commission on October 23,
                  2000)

         5 Opinion of Baker & McKenzie as to validity of the shares being issued

         23.1     Consent of Ernst & Young LLP

         23.2 Consent of Baker & McKenzie is included in its opinion filed as Exhibit 5

         24       Power of Attorney (included on signature page)